UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

THE COLONIAL BANCGROUP, INC.

(Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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TO OUR STOCKHOLDERS:

The annual meeting of the stockholders of The Colonial BancGroup, Inc. will be held at 10:00 a.m., central time, Wednesday, April 21, 2004, at the Colonial Financial Center, One Commerce Street, Montgomery, Alabama.

Enclosed is a Notice of the meeting, a Proxy Statement, a proxy card and the Annual Report to Stockholders for 2003. We hope that you will study the enclosed material carefully and attend the meeting in person.

Whether you plan to attend the meeting or not, please sign and date the enclosed proxy card and return it in the accompanying envelope as promptly as possible. Alternatively, you may submit your vote by telephone or via the Internet if your proxy card contains instructions for doing so. The proxy may be revoked by your vote in person at the meeting, by submission of a later dated proxy, or by you giving written notice of revocation to the Secretary of The Colonial BancGroup, Inc., at any time prior to the voting thereof. Thank you for your support.

Sincerely,

Robert E. Lowder

Chairman of the Board and

Chief Executive Officer

March 18, 2004

NOTICE

of the

ANNUAL MEETING OF STOCKHOLDERS

of

THE COLONIAL BANCGROUP, INC.

To Be Held April 21, 2004

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of The Colonial BancGroup, Inc. (“BancGroup”), a Delaware corporation, will be held at the Colonial Financial Center, One Commerce Street, Montgomery, Alabama, on Wednesday, April 21, 2004 at 10:00 a.m., central time, for the following purposes:

1.  To elect the nominees named in the Proxy Statement as directors to serve terms of three years as set out therein.

2.  To transact such other business as may properly come before the meeting or any adjournments thereof, but which is not now anticipated.

Details respecting these matters are set forth in the accompanying Proxy Statement. Only stockholders of record at the close of business on February 24, 2004 will be entitled to notice of, and to vote at, the meeting. A complete list of the stockholders of record entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to examination by any stockholder at BancGroup’s principal office at One Commerce Street, Montgomery, Alabama, during ordinary business hours for any purpose germane to the meeting. Such list will be open for a period of at least ten days prior to the meeting.

All stockholders of BancGroup are cordially invited to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, IF YOUR PROXY CARD CONTAINS INSTRUCTIONS AS TO VOTING VIA TELEPHONE OR INTERNET, YOU MAY FOLLOW THOSE INSTRUCTIONS. THE PROXY MAY BE REVOKED BY YOUR VOTE IN PERSON AT THE MEETING, BY YOUR EXECUTION AND SUBMISSION OF A LATER DATED PROXY BEFORE THE MEETING, OR IF YOU VOTE ELECTRONICALLY, THEN BEFORE 11:59 P.M. EASTERN TIME ON APRIL 20, 2004, OR BY YOU GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF BANCGROUP AT ANY TIME PRIOR TO THE VOTING THEREOF.

By Order of the Board of Directors

W. Flake Oakley

President

March 18, 2004

THE COLONIAL BANCGROUP, INC.

One Commerce Street

Post Office Box 1108

Montgomery, Alabama 36101

Telephone: 334-240-5000

PROXY STATEMENT

FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement and the accompanying proxy card are furnished on or about March 18, 2004, by The Colonial BancGroup, Inc. (“BancGroup”) to the holders of record of common stock, par value $2.50 per share, of BancGroup (the “Common Stock”) in connection with BancGroup’s annual meeting of stockholders (the “Annual Meeting”), and any adjournments thereof, to be held on Wednesday, April 21, 2004, at 10:00 a.m., central time, at the Colonial Financial Center, One Commerce Street, Montgomery, Alabama. The matters to be considered and acted upon, including the election of directors, are described herein.

BancGroup’s Nominating and Corporate Governance Committee and the Board of Directors of BancGroup (the “Board”) recommend the election of each of the seven director-nominees named in this Proxy Statement for a term of three years.

Your proxy is solicited on behalf of the Board and is revocable at any time prior to the voting of such proxy by giving written notice of revocation to the Secretary of BancGroup, by submitting a later-dated proxy, or by voting in person at the Annual Meeting. Mere attendance at the Annual Meeting without voting in person will not be sufficient to revoke a previously submitted proxy. All properly submitted proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with instructions, if any. If no instructions are given, the proxies will be voted FOR election of the director-nominees named herein, and in accordance with the instructions of management as to any other matters that may come before the Annual Meeting.

The cost of soliciting proxies will be borne by BancGroup. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, facsimile, e-mail or other electronic means. Banks, brokers, nominees or fiduciaries should forward the soliciting material to the principals to obtain authorization for the execution of proxies, as required by law. BancGroup also will allow proxies to be delivered by telephone or via the Internet. BancGroup may, upon request, reimburse banks, brokers and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to the principals. BancGroup has retained the firm of Georgeson & Co. to solicit proxies and will pay such firm a fee of $6,500 plus out of pocket expenses.

STOCKHOLDERS ELIGIBLE TO VOTE

This Proxy Statement is furnished to the holders of Common Stock who were holders of record as of the close of business on February 24, 2004. Only those holders are eligible to vote at the Annual Meeting.

Votes will be tabulated and counted by one or more inspectors of election appointed by the Chairman of the Board. Proxies marked as abstentions and shares held in street names which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Such proxies will be counted for purposes of determining a quorum at the Annual Meeting. A quorum consists of a majority of the shares of Common Stock outstanding.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

As of February 24, 2004, BancGroup had issued and outstanding 127,046,537 shares of Common Stock with approximately 9,679 stockholders of record. Each such share is entitled to one vote. In addition, as of that date, 3,693,463 shares of Common Stock were subject to issuance upon the exercise of options pursuant to BancGroup’s stock option plans. There are currently 200,000,000 shares of Common Stock authorized. BancGroup is not aware of any material change in the ownership of Common Stock since February 24, 2004.

Principal Stockholders

The following table shows the only person who is known to BancGroup to be the beneficial owner, as of February 24, 2004, of more than 5% of BancGroup’s outstanding Common Stock.

	Shares of BancGroup Beneficially Owned
Name and Address	Common Stock		Percentage of Class Outstanding
Robert E. Lowder	6,579,840	(1)	5.2%
Post Office Box 1108 Montgomery, AL 36101

(1)	Includes 460,000 shares of Common Stock subject to options under BancGroup’s stock option plans. In addition, the total includes 25,960 shares owned by Mr. Lowder’s wife. Mr. Lowder disclaims beneficial ownership of these shares.

Security Ownership of Management

The following table indicates for each director, director-nominee, executive officer, and all executive officers and directors of BancGroup as a group the number of shares of outstanding Common Stock beneficially owned on February 24, 2004.

	Shares of BancGroup Beneficially Owned
Name	Common Stock		Percentage of Class Outstanding
DIRECTORS
Lewis E. Beville	6,251	(1)	*
William Britton	46,919	(2)	*
Jerry J. Chesser	331,567		*
Augustus K. Clements, III	50,597		*
Robert S. Craft	41,734	(3)	*
Patrick F. Dye	33,950		*
Clinton O. Holdbrooks	486,803	(4)	*
Harold D. King	217,362	(5)	*
Robert E. Lowder	6,579,840	(6)	5.2%
John Ed Mathison	47,862	(7)	*
Milton E. McGregor	100,000		*
John C.H. Miller, Jr.	103,810	(8)	*
Joe D. Mussafer	48,429		*
William E. Powell, III	33,474		*
James W. Rane	8,780		*
Frances E. Roper	761,885		*
Simuel Sippial	26,660	(9)	*
Edward V. Welch	63,174		*

DIRECTOR-NOMINEE
Hubert L. Harris, Jr.	5,088		*

EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS
W. Flake Oakley	181,880	(10)	*
Sarah H. Moore	82,161	(10)	*
Caryn D. Cope	63,170	(10)	*
Tanya A. Mayne	3,000	(10)	*
Helena T. Duncan	3,830	(10)	*
Rana S. Sanders	11,273	(10)	*
All Executive Officers, Directors, and Director-Nominee as a Group	9,339,499		7.3%

*	Represents less than 1%.
(1)	Includes 422 shares owned by Mr. Beville’s son.
(2)	Includes 7,232 shares owned by Mr. Britton’s wife. Mr. Britton disclaims beneficial ownership of the shares.
(3)	Includes 2,808 shares held by the IRA of Mr. Craft’s wife. Mr. Craft disclaims beneficial ownership of the shares.
(4)	Includes 100,000 shares held by Mr. Holdbrooks as trustee.
(5)	Includes 40,780 shares owned by Mr. King’s wife and 20 shares held in a trust of which he is beneficiary. Mr. King disclaims beneficial ownership of the shares.
(6)	Includes 460,000 shares of Common Stock subject to options under BancGroup’s stock option plans. In addition, the total includes 25,960 shares owned by Mr. Lowder’s wife. Mr. Lowder disclaims beneficial ownership of these shares.

(7)	Includes 2,000 shares owned by Dr. Mathison’s wife. Dr. Mathison disclaims beneficial ownership of the shares.
(8)	Includes 65,000 shares subject to options under BancGroup’s stock option plans. Also includes 260 shares owned by Mr. Miller’s wife. Mr. Miller disclaims beneficial ownership of these shares.
(9)	Includes 500 shares owned by Mr. Sippial’s son.
(10)	Includes options held by Mr. Oakley, Ms. Moore, Ms. Cope, Ms. Mayne, Ms. Duncan and Ms. Sanders respecting 123,000, 64,500, 40,200, 3,000, 2,800 and 5,200 shares, respectively, pursuant to BancGroup’s stock option plans, excluding options that are not exercisable within 60 days of February 24, 2004, due to vesting requirements. Mr. Oakley’s amount includes 4,634 shares owned by his sons. Ms. Moore’s amount includes 4,100 shares owned by her sons.

ELECTION OF DIRECTORS

The Board recommends that the stockholders elect the seven persons named below to hold office for terms of three years, or until their successors are elected and qualified. BancGroup’s Amended and Restated Certificate of Incorporation provides that the number of directors which shall constitute the entire Board shall be fixed from time to time by resolutions adopted by the Board, but shall not be less than three persons. If the stockholders elect directors as recommended by the Board, then the Board shall consist of 19 members. By resolution, the Board has currently fixed the maximum number of directors at 23.

BancGroup’s Amended and Restated Certificate of Incorporation provides for the election of directors by classes to terms of three years, with one class of approximately one-third of the total number of directors to be elected each year. Seven nominees are proposed for election to the class of directors whose terms expire in 2007. At the Annual Meeting, proxies cannot be voted for more than seven directors or for a person who has not been properly nominated.

The nominees listed below were selected by BancGroup’s Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is comprised solely of independent directors and is responsible for identifying individuals qualified to become Board members and recommending to the Board director nominees. The Nominating and Corporate Governance Committee will periodically review the size and composition of the Board and determine whether it is necessary to add or replace directors.

Nominees for director are selected on the basis of outstanding achievement in their careers; broad business experience; independence; financial expertise; integrity; financial integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness and ability to devote adequate time to Board duties. The Board believes that each director should have, and nominees are expected to have the capacity to obtain, a basic understanding of (i) the principal operational and financial objectives and plans and strategies of BancGroup, (ii) the results of operations and financial condition of BancGroup and of any significant subsidiaries or business segments, and (iii) the relative standing of BancGroup and its business segments in relation to its competitors. The Nominating and Corporate Governance Committee also considers it essential that the Audit Committee have at least one member who qualifies as an “audit committee financial expert”.

The Nominating and Corporate Governance Committee and the Board consider a variety of sources when selecting individuals as potential Board members. BancGroup does not typically retain a search firm to assist in the selection of directors. Historically, most of BancGroup’s director nominees have served on one of Colonial Bank’s regional boards or the board of a company acquired by BancGroup, and have had a leadership position with an entity that is located in a community served by Colonial Bank. The Nominating and Corporate Governance Committee and the Board consider Colonial Bank regional board members to be an excellent source for nominees because service on a regional Colonial Bank board gives an individual an opportunity to better understand Colonial Bank and BancGroup and the individual’s prior service enables the Nominating and Corporate Governance Committee to evaluate the level of contribution that individual can make to BancGroup and its constituents. The Nominating and Corporate Governance Committee and Board also take into consideration the diversity of the Board when selecting nominees. The Nominating and Corporate Governance Committee will review this process from time to time and may alter the process in its discretion.

If, prior to the voting at the Annual Meeting, any person proposed for election as a director is unavailable to serve or for good cause cannot serve, the shares represented by all valid proxies may be voted for the election of such substitute as the members of the Board may recommend. The management of BancGroup knows of no reason why any nominated person would be unavailable to serve as a director.

Assuming a quorum is present at the Annual Meeting, a plurality of the votes cast will be sufficient to elect the directors. Voting for directors is Proposal 1 on the proxy card.

The bylaws of BancGroup contain certain limitations on stockholder nominations of candidates for election as directors. See “Bylaw Provisions Regarding Conduct of Stockholders’ Meetings” for a description of such limitations.

The following table provides certain biographical information about each nominee to be proposed on behalf of the Board and the directors whose terms will expire in 2005 and 2006. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the last five years.

DIRECTORS NOMINATED FOR A TERM EXPIRING IN 2007:

Name, Age and Year Became Director	Position and Office Held with BancGroup And Subsidiaries(1)	Present and Principal Occupation for Last Five Years
Robert S. Craft 52, 1992	Director, BancGroup; Chairman, Nominating and Corporate Governance Committee; Chairman of the Board, Gulf Coast Area of the South Alabama Region; Member, Executive Committee	President, Craft Development Corp. (golf course ownership and development company); Managing Officer, Pinehurst Development (real estate development company); Managing Member, Craft Turf Farms LLC, ( turf grass production and sales company); President, Wingo Trucking Inc. (trucking company); Managing Member, Woodlands Management Co. LLC, (golf course management company); Managing Member, Bright’s Creek Development Co. LLC, (golf course ownership company); Managing Member, TRI-TEL, LLC, (hotel ownership company); President, Cotton Creek Condominium Development Corp. (condominium development company); President, Craft Realty, Inc.; Member, Craft Properties, Ltd. (a family limited partnership); Managing Member, Turf Properties, LLC, and Turf Properties #2, LLC,, (turf grass production and sales company), Foley, AL

Hubert L. Harris, Jr. 60, N/A	Director, Georgia Region of Colonial Bank	Chief Investment Officer of INVESCO North America since August, 2003; Chief Executive Officer of AMVESCAP Retirement from January, 1998, to August, 2003, Atlanta, GA

Clinton O. Holdbrooks 65, 1986	Director, BancGroup; Chairman of the Board, East Central Area of the North Alabama Region	Chairman of the Board, East Central Area of the North Alabama Region since July, 2002; Chairman of the Board, Central Alabama Region June 2000 to July 2002; Chairman of the Board, East Central Region, January 1988 to June 2000, Vestavia Hills, AL

Name, Age and Year Became Director	Position and Office Held with BancGroup And Subsidiaries(1)	Present and Principal Occupation for Last Five Years

Harold D. King 71, 1986	Vice Chairman, BancGroup; Director, Birmingham Area of the North Alabama Region; Director, East Central Area of the North Alabama Region; Member, Executive Committee; Chairman, Asset/Liability Committee; Member, Nominating and Corporate Governance Committee; Director, Colonial Bank; Member, Colonial Bank CRA Committee; Member Colonial Bank Fiduciary Audit Committee	Vice Chairman, BancGroup; Part Owner, South Main Street, Inc., Pell City, AL

Robert E. Lowder* 61, 1981	Chairman of the Board and Chief Executive Officer, BancGroup; Chairman, Executive Committee, BancGroup; Chairman of the Board and Chief Executive Officer, Colonial Bank; Director, Birmingham Area of the North Alabama Region; Director, Huntsville/Florence Area of the North Alabama Region; Director, Gulf Coast Area of the South Alabama Region; Director, Montgomery Area of the South Alabama Region; Director, Central Florida Region; Director, South Florida Region; Director, Bay Area Region; Director, Southwest Florida Region; Chairman of the Board, Georgia Region; Director, Texas Region; Director, Nevada Region; Chairman of the Board, Chief Executive Officer and President, Colonial BancGroup Building Corporation; Director, Great Florida Title, LLC,	Chief Executive Officer and Chairman of the Board, (and President from 2000 to 2003) Colonial BancGroup; Chief Executive Officer and Chairman of the Board, (and President from 2000 to 2003) Colonial Bank; Chairman of the Board and Chief Executive Officer, Colonial Mortgage Company until 1999, Montgomery, AL

John C.H. Miller, Jr. 60, 1981	Director, BancGroup; Member, Executive Committee; Director, Gulf Coast Area of the South Alabama Region	Chairman, Miller, Hamilton Snider & Odom, L.L.C. (law firm); Vice President, The Pilot Group (consulting firm), until 2001, Mobile, AL

James W. Rane 57, 1997	Director, BancGroup; Member, Asset/Liability Committee	President, Great Southern Wood Preserving, Inc., Great Southern Wood of Florida, Inc., Great Southern Wood of North Alabama, Inc. and Great Southern Wood—Statesboro, Inc.; Manager, Texas, Great Southern Wood, LLC, (lumber companies), Abbeville, AL

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2006:

Name, Age and Year Became Director	Position and Office Held with BancGroup And Subsidiaries(1)	Present and Principal Occupation for Last Five Years
Lewis E. Beville 51, 1997	Director, BancGroup; Chairman, Audit Committee; Member, Nominating and Corporate Governance Committee; Director, Gulf Coast Area of the South Alabama Region	Vice President of T&B Ltd. d/b/a Thames, Batre, Mattei, Beville and Ison (insurance agency), Mobile, AL

Jerry J. Chesser 67, 1984	Director, BancGroup; Chairman of the Board, Huntsville/Florence Area of the North Alabama Region; Member, Audit Committee	President, Shelby Contracting Company, Inc. (general contractor); Part Owner, Imperial Gardens Apartments, Huntsville, AL

John Ed Mathison 65, 1987	Director, BancGroup; Director, Montgomery Area of the South Alabama Region	Senior Minister, Frazer Memorial United Methodist Church, Montgomery, AL

Joe D. Mussafer 64, 1981	Director, BancGroup; Member, Asset/Liability Committee; Member, Personnel and Compensation Committee; Director, Montgomery Area of the South Alabama Region	President, Montgomery Beverage Company, Inc. (wholesale beverage distributorship), Montgomery, AL

Frances E. Roper 84, 1984	Director, BancGroup; Director, Huntsville/Florence Area of the North Alabama Region; Member, Audit Committee	Owner, Roper’s Flowers (retail florist); Owner, Frances Roper Corporation (leasing company), Huntsville, AL

Edward V. Welch 71, 1981	Director, BancGroup; Member, Asset/Liability Committee; Director, Montgomery Area of the South Alabama Region	Chairman of the Board, Welch, Hornsby & Welch, Inc, (investment advisory firm) and Trinity Investments, Inc., (investment holding company); Part Owner, The Timberlands, LLC; Part Owner, The Waters at Waugh, LLC, Montgomery, AL

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2005:

William Britton 79, 1985	Director, BancGroup; Member, Audit Committee; Director, Huntsville/Florence Area of the North Alabama Region	Chairman of the Board, Muscle Shoals Center, Inc., (truck service and retail sales business); Owner, Sun Machine Tool, Inc.; Owner, Mack Leasing of Alabama, Inc.; Owner, Britton Family Ltd. Partnership, Muscle Shoals, AL

Augustus K. Clements, III 61, 1997	Director, BancGroup; Member, Executive Committee; Director, Colonial Bank; Director, Montgomery Area of the South Alabama Region	Managing Partner, Clements Financial Group, LLC, since 2001; Managing Partner, The Clements Agency, until 2001, Montgomery, AL

Name, Age and Year Became Director	Position and Office Held with BancGroup And Subsidiaries(1)	Present and Principal Occupation for Last Five Years
Patrick F. Dye 64, 1981	Director, BancGroup; Member, Asset/Liability Committee	Special Advisor, Auburn University; Part Owner, Craftmasters Printing, since 2001; Assistant to the President, Auburn University Foundation, since 2002; Former Host of “Pat Dye Outdoors” (Radio Show); Owner, Crooked Oaks Hunting Preserve; Owner, Wildlife Information, LLC, Auburn, AL

Milton E. McGregor 64, 1993	Director, BancGroup; Member, Personnel and Compensation Committee	Chief Executive Officer and President, Macon County Greyhound Park d/b/a Victoryland; Chief Executive Officer and President, Jefferson County Racing Association (greyhound racing facility); Part Owner, Southern Springs Nursing Home; Part Owner, Union Street Partners, Montgomery, AL

William E. Powell, III 59, 1987	Director, BancGroup; Member, Audit Committee; Director, Montgomery Area of the South Alabama Region; Chairman, Colonial Bank Fiduciary Committee	Executive Vice President, Alabama Cattlemen’s Association (trade association representing the beef cattle industry), Montgomery, AL

Simuel Sippial 61, 1997	Director, BancGroup; Chairman, Personnel and Compensation Committee; Member, Audit Committee; Member, Nominating and Corporate Governance Committee; Director, Colonial Bank; Chairman of the Board of the Montgomery Area of the South Alabama Region; Chairman, Colonial Bank Fiduciary Audit Committee; Member, Colonial Bank CRA Committee	President, Sippial Enterprises, Inc. (real estate investment company), Montgomery, AL

*	Indicates that the director is also an executive officer.
(1)	All references to the word “Region” refer to a region of Colonial Bank. Colonial Bank, N.A., formerly an Alabama banking corporation, was converted to a national association and its legal name was changed to Colonial Bank, N.A. on August 8, 2003. Colonial Bank, N.A. continues to do business under the name, “Colonial Bank.”

BANCGROUP COMMITTEES, MEETINGS AND ATTENDANCE

BancGroup’s Amended and Restated Certificate of Incorporation provides that there shall be an Audit Committee of the Board composed of not less than three directors appointed by the Board at least annually, none of whom shall be active officers of BancGroup. The Audit Committee shall make an examination at least once each year into the financial affairs of BancGroup and report the results of its examination in writing to the Board at its next regular meeting. The Audit Committee may make recommendations to the Board and, with the approval of the Board, may employ an independent firm of certified public accountants. The Audit Committee of the Board presently consists of Lewis E. Beville, Chairman, William Britton, Jerry J. Chesser, William E. Powell, Frances E. Roper, and Simuel Sippial. Each member of the Audit Committee satisfies the experience and financial literacy requirements and Mr. Beville qualifies as an audit committee financial expert as such terms and requirements are defined by the New York Stock Exchange (the “NYSE”) and the Securities and Exchange Commission (the “SEC”). The Audit Committee met four times in 2003 (See “Audit Committee Report”). The Board has determined that all members of the Audit Committee are independent. Throughout this Proxy Statement, a reference to being “independent,” means independent as that term is defined by Section 303.01(B)(2)(a) and (b) of the listing standards of the NYSE. The Audit Committee Charter, as amended, has been attached to this Proxy Statement as Appendix A.

BancGroup has a Personnel and Compensation Committee (the “Compensation Committee”) presently consisting of Simuel Sippial, Chairman, Milton E. McGregor, and Joe D. Mussafer. The principal functions of the Compensation Committee are to discharge the Board’s responsibilities in matters relating to executive compensation and administration of BancGroup’s incentive compensation and equity-based plans, and to produce annually a report on executive compensation for inclusion in BancGroup’s proxy statement. Prior to January 15, 2003, a subcommittee of the Compensation Committee (the “Subcommittee”) was responsible for determining all cash compensation for executive officers of BancGroup and making decisions regarding stock-based awards, including awards to executive officers. The Subcommittee was dissolved on January 15, 2003, and the Compensation Committee assumed the responsibilities of the Subcommittee. The Compensation Committee met three times in 2003 and the Subcommittee did not meet in 2003 (See the “Personnel and Compensation Committee Report”). All current members of the Compensation Committee have been determined by the Board to be independent. The Personnel and Compensation Committee Charter is attached hereto as Appendix B.

BancGroup’s Nominating and Corporate Governance Committee nominates individuals to stand for election as directors of BancGroup and evaluates BancGroup’s standards of corporate governance. This committee presently consists of Robert S. Craft, Chairman, Lewis E. Beville, Harold D. King, and Simuel Sippial. After a full discussion of qualifications of the nominees hereinafter listed, this committee recommended the nomination of the individuals listed on page 4, who stand for election at the 2004 annual meeting of stockholders. The nomination of Mr. Harris was recommended in part because this committee determined that he met the requirements of an audit committee financial expert (as required by applicable SEC guidelines). The committee met one time in 2003. The Board has determined that all members of the Nominating and Corporate Governance Committee are independent. The Nominating and Corporate Governance Committee will consider nominees recommended by BancGroup stockholders, but only if such nominees are submitted in accordance with BancGroup’s bylaws. See “Bylaw Provisions Regarding Conduct of Stockholders’ Meetings” for a description of the procedures that must be followed to nominate a director. This committee has other duties that are more specifically set out in the Nominating and Corporate Governance Committee Charter, attached hereto as Appendix C.

BancGroup has an Executive Committee presently consisting of Robert E. Lowder, Chairman, Augustus K. Clements, III, Robert S. Craft, Harold D. King, and John C.H. Miller, Jr. The principal functions of this committee are to perform certain actions in lieu of the Board at times when a meeting of the full Board is not feasible or practicable. This committee met two times in 2003.

BancGroup has an Asset/Liability Committee (ALCO) presently consisting of Harold D. King, Chairman, Patrick F. Dye, Joe D. Mussafer, James W. Rane, and Edward V. Welch. The principal function of this committee is to establish a framework of procedures, responsibilities and policies regarding the management of BancGroup’s assets and liabilities in order to optimize the net interest margin and net income under a range of interest rate scenarios while assuming reasonable business risks. Management provides to this committee detailed reports on the company’s interest rate risk and liquidity position along with current strategies. This committee met four times in 2003.

During 2003, the Board met four times. All incumbent BancGroup directors attended 75% or more of the Board meetings and their respective committee meetings, in which he or she served.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

The Company has a process to facilitate written communications by stockholders or other interested parties to the Board. Persons wishing to write to the Board of Directors of BancGroup or a specified director or committee of the Board should send correspondence to Lewis E. Beville, Audit Committee Chairman, P.O. Box 1108, Montgomery, Alabama 36101-1108.

All communications so received from stockholders or other interested parties will be forwarded to the members of the Board of Directors, or to a specific Board member or committee if so designated by such person. Anyone who wishes to communicate with a specific Board member or committee should send instructions asking that the material be forwarded to the director or to the appropriate committee chairman.

BancGroup encourages its directors to attend its annual meeting of stockholders. Last year, 14 directors attended the annual meeting.

CORPORATE GOVERNANCE

The Board of Directors has determined that the majority of BancGroup’s directors are independent. In determining director independence, the Board broadly considers relevant facts and circumstances, including the rules of the New York Stock Exchange. The Board considers each director’s personal independence and the manner in which each director’s affiliations, both corporate and personal, might impair his or her independence. An independent director must be free of any relationship with BancGroup or its management that may impair the director’s ability to make independent judgments. Particular attention is paid to whether a director is independent from management and of any credit relationships that may exist between Colonial Bank and a director or a related interest. Generally, credit relationships with directors and their affiliates will not impair independence so long as the terms of the credit relationship are similar to terms extended to other comparable borrowers. A director who is an executive officer or principal stockholder of a company that makes payments to or receives payments from BancGroup for property or services in an amount which, in any fiscal year, is greater than 2% of the consolidated gross revenues of either BancGroup’s or such director’s company will not be considered independent.

The Board of Directors conducts a self-assessment annually, which is lead by the Nominating and Corporate Governance Committee. In addition, the Nominating and Corporate Governance Committee, Compensation Committee and the Audit Committee each also undergo an annual assessment of their performance. The non-employee directors of the Board meet in executive session at each regularly scheduled meeting and such meetings are presided over by Mr. King, the Vice Chairman of the Board. Once per year, an executive session comprised solely of independent directors is held in place of the meeting of non-employee directors described above.

Colonial BancGroup has adopted a Code of Ethics for Principal Financial Officers that applies to BancGroup’s chief executive officer, chief financial officer and chief accounting officer. This code of ethics was attached as Exhibit 14 to BancGroup’s Annual Report on Form 10-K for the year ended December 31, 2003. Each year, the Board of Directors also reviews, amends, if necessary, and readopts a code of ethics that applies to all employees, officers and directors of BancGroup and its subsidiaries. This more general code of ethics is posted on BancGroup’s website at www.colonialbank.com. In addition, copies of the codes of ethics and the committee charters referenced above are available in print to any stockholder who requests them by contacting William A. McCrary, Secretary, at 334-240-5315. The Board intends that non-employee directors make decisions on matters of corporate governance. As additional corporate governance standards are adopted, they will be disclosed on an ongoing basis on either BancGroup’s website or in its public filings, as appropriate.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires BancGroup’s directors, certain officers and 10% stockholders, if any, to file reports of ownership and changes in ownership of BancGroup Common Stock with the Securities and Exchange Commission (the “SEC”). Such officers, directors and 10% stockholders, if any, are required by SEC regulations to furnish BancGroup with copies of all Section 16(a) reports they file, including reports on Form 5, which are filed with the SEC annually.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons, BancGroup believes that during 2003, all filings applicable to its officers, directors and 10% stockholders were made timely.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

For the majority of 2003, the Personnel and Compensation Committee of BancGroup consisted of Simuel Sippial, Chairman, Robert S. Craft, Milton E. McGregor, Joe D. Mussafer, and Frances E. Roper. Until January 15, 2003, the Committee also included John Ed Mathison and John C.H. Miller, Jr. Mr. Mathison received $18,000 in employment-related compensation from BancGroup in 2003. On January 21, 2004, Mr. Craft and Ms. Roper ceased to serve on this committee. The law firm of Miller, Hamilton, Snider & Odom, L.L.C., of which Mr. Miller is a member, performed legal services for BancGroup, its subsidiary bank, Colonial Bank, and other BancGroup subsidiaries in 2003 for which it received approximately $2,647,660 in fees as compensation therefore. In addition, as described below at “Executive Compensation—Director Compensation,” during 2003, Mr. Miller received employment-related compensation of $41,845, the use of a company provided vehicle for personal use valued at $4,204 and the personal use of the company aircraft valued at $2,215. He also received a year-end cash bonus in the amount of $100,000 which was paid in 2004. This bonus was for services provided to BancGroup. See “—Other Transactions.” Finally, Mr. Robert S. Craft received a year-end cash bonus in the amount of $25,000, paid in 2004, for his service as Chairman of Colonial’s Gulf Coast Regional Board of Directors. See “—Other Transactions.”

Robert E. Lowder is the Chairman of the Board, Chief Executive Officer, and a principal stockholder of BancGroup. For part of 2003, BancGroup and its subsidiaries leased office space in the Colonial Financial Center in Montgomery, Alabama, from GC Associates I, Joint Venture, a company in which Mr. Lowder had a 16.7% ownership interest. The lease payments for this period (January 1 to June 17, 2003), totaled $614,288. The Colonial Financial Center was sold to an unaffiliated purchaser effective June 17, 2003 who now leases the facility to BancGroup and its subsidiaries. Colonial Bank currently leases real estate which is partially owned by Mr. Lowder and on which one of its Montgomery, Alabama branches is located. BancGroup currently pays an annual rental of $6,761 pursuant to this lease. This lease expires in August, 2004.

With respect to the preceding transactions, management of BancGroup believes that such arrangements are at least as favorable to BancGroup as those which might be negotiated with unaffiliated parties for similar transactions.

Other Transactions

BancGroup has retained in the past and proposes to retain in the future on behalf of BancGroup or its subsidiaries the law firm of Miller, Hamilton, Snider & Odom, L.L.C., Mobile, Alabama, of which a director of BancGroup, John C.H. Miller, Jr., is a member. Legal fees paid to this firm by BancGroup and its subsidiaries were approximately $2,647,660 in 2003.

Management of BancGroup believes that such arrangements and related transactions are at least as favorable to BancGroup as that which might be negotiated with unaffiliated parties for similar arrangements and transactions.

Loans

Certain directors, officers and the principal stockholder of BancGroup and their affiliated interests were customers of and had transactions with Colonial Bank in the ordinary course of its business during the past year. Additional transactions may be expected to take place in the ordinary course of business. Included in such transactions were outstanding loans and commitments from Colonial Bank, all of which were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents for the last three fiscal years of BancGroup the compensation paid to the Chief Executive Officer of BancGroup, and the four most highly compensated individuals who served as executive officers of BancGroup during calendar year 2003, in addition to the Chief Executive Officer, whose total annual salary and bonus for 2003 exceeded $100,000.

Name and Principal Position	Annual Compensation					Restricted Stock Awards($)		Securities Underlying Options(#)		All Other Compensation(1)
	Year	Salary($)		Bonus($)
Robert E. Lowder Chairman and Chief Executive Officer	2003 2002 2001	982,190 982,190 950,000		613,181 — 419,900	(2) (2)	22,170 11,799 1,044,509	(3) (3) (3)(4)	— — —		$ $ $	56,629 43,672 29,444

W. Flake Oakley President	2003 2002 2001	251,000 251,000 231,000		100,000 — 60,000		— — 28,020	(4)	10,000 — 10,000	(10) (5)(6)	$ $ $	6,000 5,500 5,250

Sarah H. Moore Executive Vice President and Chief Financial Officer	2003 2002 2001	240,000 240,000 215,385		100,000 — 60,000		— — 28,020	(4)	10,000 5,000 5,000	(10) (7) (5)(6)	$ $ $	6,000 5,500 5,250

Caryn D. Cope Executive Vice President and Chief Credit Officer	2003 2002 2001	225,000 225,000 175,000		100,000 — 60,000		— — 28,020	(4)	10,000 16,000 5,000	(10) (7) (5)(6)	$ $ $	11,625 11,500 11,138

Tanya A. Mayne Executive Vice President and Chief Operations Officer	2003	225,000	(8)	30,000		—		20,000	(9)(10)		$1,054

(1)	The amounts shown in this column for Mr. Lowder consist of $48,490 (plus $713 in FICA taxes paid by BancGroup), $36,246, and $23,265 in compensation for personal use of the company aircraft in 2003, 2002, and 2001, respectively. They also include for Mr. Lowder $6,000, $6,000, and $5,250, contributed in 2003, 2002, and 2001, respectively, to BancGroup’s 401(k) and Profit Sharing Plan; and $1,426, $1,426, and $929 in 2003, 2002, and 2001, respectively, for insurance premiums paid by BancGroup for Mr. Lowder. The amounts shown for Ms. Cope consist of $5,626, $5,500 and $5,138 contributed in 2003, 2002 and 2001, respectively, to BancGroup’s 401(k) Plan and Profit Sharing Plan; and $6,000 for a car allowance for each of the years 2003, 2002 and 2001. The amounts shown for all other persons reflect only contributions by BancGroup to the 401(k) and Profit Sharing Plan.
(2)	Represents a cash bonus awarded under BancGroup’s Management Incentive Plan.
(3)	Includes the market value of 1,280 shares, 989 shares, and 8,127 shares of Common Stock as of December 31, 2003, 2002 and 2001, respectively, awarded to Mr. Lowder in lieu of cash director fees pursuant to BancGroup’s Restricted Stock Plan for Directors. These shares vest annually on the day before the annual meeting of stockholders of the corporation in question. At December 31, 2003, December 31, 2002 and December 31, 2001, the per share market values of these shares were $17.32, $11.93, and $14.09, respectively.
(4)	Includes the market value on the date of grant of shares awarded under BancGroup’s Stock Bonus and Retention Plan. Mr. Lowder was granted 75,000 shares on March 29, 2001, subject to certain performance and/or vesting requirements. Mr. Oakley, Ms. Moore, and Ms. Cope received 2,000 shares each on January 2, 2002 based on 2001 performance. Accordingly, these shares are included in 2001 compensation. These shares vest at 20% per year beginning one year from the date of grant. The holder is entitled to receive dividends on these shares and to vote the shares prior to vesting. At March 29, 2001, and January 2, 2002, the per share market value of these shares were $12.40 and $14.01, respectively.

The following table provides information about restricted shares not vested as of December 31, 2003.

Name	Aggregate # of Restricted Shares Held	Market Value on December 31, 2003
Robert E. Lowder	100,677	$1,743,726
W. Flake Oakley	3,600	62,352
Sarah H. Moore	2,400	41,568
Caryn D. Cope	3,600	62,352
Tanya A. Mayne	—	—

(5)	Represents options awarded December 28, 2001. These options vest at the rate of 20% per year beginning one year from the date of grant. Mr. Oakley, Ms. Moore, and Ms. Cope received options to purchase 10,000, 5,000, and 5,000 shares, respectively.
(6)	Does not include options granted pursuant to an option exchange program on June 18, 2001. Mr. Oakley, Ms. Moore and Ms. Cope received options to purchase 20,000, 10,000, and 4,000 shares, respectively.
(7)	Represents options awarded on December 30, 2002. These options vest at the rate of 20% per year beginning on the date of grant. Ms. Moore and Ms. Cope received options to purchase 5,000 and 16,000 shares respectively.
(8)	Ms. Mayne began employment with BancGroup on March 24, 2003. The amount stated is her annualized salary.
(9)	Includes options awarded on March 24, 2003. These options vest at the rate of 20% per year beginning on the date of grant. Ms. Mayne received options to purchase 15,000 shares.
(10)	Represents options awarded on December 23, 2003. These options vest at the rate of 20% per year beginning on the date of grant. Mr. Oakley, Ms. Moore and Ms. Cope each received options to purchase 10,000 shares respectively. Ms. Mayne received option to purchase 5,000 shares.

FOR A DISCUSSION OF CERTAIN COMPENSATION COMMITTEE INTERLOCKS, SEE “COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.” SEE ALSO “EXECUTIVE COMPENSATION COMMITTEE REPORT.”

Options

The following table shows certain information respecting exercised and unexercised options for Common Stock held by BancGroup executive officers at December 31, 2003. Certain options have been granted pursuant to a vesting schedule which only permits the holder to exercise options respecting 20% of the shares for each year the holder is employed after the grant of options.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

Name	Shares Acquired On Exercise(#)	Value Realized($)(1)	Number of Securities Underlying Unexercised Options At December 31, 2003	Values of Unexercised In-the-Money Options At December 31, 2003(2)
			Exercisable/ Unexercisable	Exercisable/ Unexercisable
Robert E. Lowder	—	—	440,000/60,000	$3,009,120/414,000
W. Flake Oakley	—	—	123,000/22,000	$784,298/56,380
Sarah H. Moore	—	—	64,500/39,000	$437,966/200,250
Caryn D. Cope	—	—	40,200/29,800	$237,914/106,506
Tanya A. Mayne	—	—	0/20,000	$0/86,300

(1)	Value realized would be the difference between the fair market value of the securities underlying the options and the exercise price on the date of exercise.
(2)	Value is calculated by subtracting the exercise price from the market value of underlying securities at December 31, 2003.

The following table shows certain information regarding grants of options respecting Common Stock to certain executive officers of BancGroup during 2003.

Option Grants in Last Fiscal Year

Name	Individual Grants				Market Price on Date of Grant	Expiration Date
	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
							0%($)	5%($)	10%($)
Robert E. Lowder	—		—	—	—		—	—	—
W. Flake Oakley	10,000		2.40	17.28	*	Dec. 23, 2013	—	108,673	275,399
Sarah H. Moore	10,000		2.40	17.28	*	Dec. 23, 2013	—	108,673	275,399
Caryn D. Cope	10,000		2.40	17.28	*	Dec. 23, 2013	—	108,673	275,399
Tanya Mayne	5,000		1.20	17.28	*	Dec. 23, 2013	—	54,336	137,699
	15,000	**	3.60	11.58	*	Mar. 24, 2013	—	109,239	276,833

*	Same as exercise price.
**	Also awarded to Ms. Mayne upon her employment with BancGroup.

Defined Benefit Plan

BancGroup maintains a Retirement Plan for all of the employees of BancGroup and its subsidiaries. An employee becomes eligible on January 1 or July 1 commencing at age 21 and after the completion of 1,000 hours of service during a year of employment by BancGroup or one of its subsidiaries.

The following table reflects the estimated annual benefits payable upon retirement under the Retirement Plan as a single life annuity commencing at age 65. These benefits ignore the lower benefit rate applicable to earnings below the Social Security Covered Compensation level.

Average Annual Remuneration	Years of Service
	Five	Ten	Fifteen	Twenty	Twenty-Five
$100,000	$ 7,600	$15,200	$22,800	$30,400	$38,000
125,000	9,500	19,000	28,500	38,000	47,500
160,000	12,160	24,320	36,480	48,640	60,800
200,000	15,200	30,400	45,600	60,800	76,000

A person’s benefits are not increased to the extent his average annual compensation exceeds $200,000.

Benefits are based upon the number of years of service (maximum 25 years), the participant’s final average earnings, and the amount of Social Security Covered Compensation. A participant receives credit for a year of service for every year in which 1,000 hours are completed in the employment of BancGroup or one of its subsidiaries.

The benefits shown are limited by the current statutory limitations, which restrict the amount of benefits that can be paid from a qualified retirement plan. The statutory limit on compensation that may be recognized in calculating benefits is $200,000. This limitation is scheduled to increase periodically with the cost of living increase.

All compensation except compensation which relates to director fees, if any, shown for executive officers in the cash compensation table above is covered by the Retirement Plan. Robert E. Lowder has 37 years of eligibility, W. Flake Oakley has 16 years, Sarah H. Moore has 7 years, Caryn Cope has 18 years, and Tanya A. Mayne has one year.

Compensation Plans

Directors’ Plan.    BancGroup’s Restricted Stock Plan for Directors (the “Directors’ Plan”) provides a means whereby directors of BancGroup and its subsidiaries, as well as its regional and local advisory boards, may receive shares of BancGroup Common Stock in lieu of cash fees for service as directors. Directors of subsidiaries who are also employees are not currently eligible to participate in the Directors’ Plan.

Upon election as a director, each director may receive, at the option of the director, in lieu of cash fees, that number of whole shares of Common Stock of BancGroup, rounded to the nearest whole number, determined by dividing the Regular Fees the director would have received during the director’s current term of office by the average of the closing prices of the Common Stock as reported by the NYSE for the period of 30 trading days prior to such election. “Regular Fees” means that amount of fees payable to a director in cash, and without regard to attendance at meetings, for a full term of office as a director. Under the terms of the Directors’ Plan, a BancGroup director’s term of office begins upon the day of BancGroup’s annual meeting of stockholders and ends the day before the next year’s annual meeting.

A director may also elect to receive Common Stock at the end of the term, based upon the amount of Supplemental Fees such director would have been entitled to receive during such term and subject to certain restrictions and risks of forfeiture, provided such director has waived the receipt of Supplemental Fees at the commencement of such director’s term. “Supplemental Fees” means fees paid to a director for attendance at the committee meetings, special meetings of the Board, or otherwise, and which are paid only on an ad hoc basis. The number of shares to which the director is entitled shall be calculated at the end of the director’s term and shall be equal to that number of whole shares of Common Stock, rounded to the nearest whole number, determined by dividing the Supplemental Fees the director would have received during the current term by the average of the closing prices of the Common Stock for the period of 30 trading days prior to the election as a director to such term.

Each director of BancGroup who participates in the Directors’ Plan must enter into a written agreement with BancGroup. Directors of BancGroup may elect on an annual basis whether to participate in the Directors’ Plan for the following year commencing with the annual meeting of stockholders, in which case the 30-day period used to determine price expires prior to the annual meeting which commences the period of annual participation. No director may receive more than 4,800 shares of Common Stock during any one year, except for shares which may be received through stock splits, stock dividends, or certain other events specified in the Directors’ Plan.

Directors to whom shares of Common Stock have been awarded in lieu of Regular Fees under the Directors’ Plan have all rights of stockholders with respect to shares of Common Stock so awarded, subject to certain provisions regarding forfeiture, which means, among other things, that directors may receive dividends upon and vote the shares of Common Stock awarded in lieu of Regular Fees.

Stock Option Plans.    Effective July 1, 2001, BancGroup adopted The Colonial BancGroup, Inc. 2001 Long-Term Incentive Plan (the “LTIP”) pursuant to which equity based incentives, including but not limited to options for Common Stock and grants of Common Stock, may be issued to officers, directors (including regional and advisory directors) and employees. BancGroup may issue a total of 10,000,000 shares of Common Stock under the LTIP. BancGroup’s former stock option and stock bonus plans expired on June 30, 2001, but options issued pursuant to those plans remain outstanding.

Management Incentive Plan.    In 2000, BancGroup adopted a management incentive plan pursuant to which the Subcommittee was authorized to award certain executive officers of BancGroup cash compensation, the receipt of which is dependant on BancGroup achieving one or more pre-selected performance goals. No Common Stock is issued in connection with the Management Incentive Plan.

Director Compensation.    Directors of BancGroup receive fees of $2,500 per quarter, plus $1,000 for each Board meeting attended. Members of BancGroup committees receive fees of $500 for each BancGroup committee meeting attended. The Chairmen of the Audit Committee, the Personnel and Compensation Committee, and the Nominating and Corporate Governance Committee each receive $1,000 for each meeting attended and Chairmen of other Committees each receive $750 for each committee meeting attended. From time to time, BancGroup may form one or more special litigation committees. Members of such committees receive $500 per meeting attended unless such meeting extends beyond four hours in length, in which such case the member receives an additional $500 for each four hour period or any portion thereof. Certain directors of BancGroup also serve as directors of Colonial Bank or its regional boards and receive fees that are comparable to those paid by BancGroup. Fees paid to BancGroup directors in cash for 2003 totaled $269,395. In 2003, a total of approximately 14,384 shares of Common Stock were earned for service in 2003 and approximately 12,207 shares were issued in 2003 for service in 2002 under the Directors’ Plan to BancGroup directors for service as directors of BancGroup and its subsidiaries.

John C.H. Miller, Jr., Clinton O. Holdbrooks, Patrick F. Dye and John Ed Mathison received employment-related or other compensation during 2003 of $41,845, $1,100, $39,001 and $18,000, respectively. Mr. Miller also received use of a company vehicle for personal use valued at $4,204, the personal use of the company aircraft valued at $2,215 and received a $100,000 year-end cash bonus paid in 2004 for services provided to BancGroup. Mr. Miller provides advice to BancGroup management and to Colonial Bank’s Gulf Coast Region that extends beyond the legal work for which Mr. Miller’s law firm receives legal fees. Mr. Holdbrooks, Mr. Dye and Dr. Mathison perform consulting, public relations, speaking engagements, and/or customer development services for either BancGroup, Colonial Bank or both. Mr. King received the personal use of the company aircraft valued at $976. Finally, Mr. Robert S. Craft received a year-end bonus in the amount of $25,000 for his service as Chairman of the Gulf Coast Regional Board of Directors which was paid in 2004.

PERSONNEL AND COMPENSATION COMMITTEE REPORT

From January 1, 2003 to January 15, 2003, the Personnel and Compensation Committee of BancGroup (the “Committee”) consisted of John C.H. Miller, Jr., Chairman, Milton E. McGregor, Joe D. Mussafer, John Ed Mathison, Frances E. Roper, and Simuel Sippial. As with previous years, the Board utilized a subcommittee (the “Subcommittee”) of the Committee during that period, which consisted of Joe D. Mussafer, Frances E. Roper, and Simuel Sippial to determine all cash compensation for executive officers of BancGroup. The Subcommittee also made decisions regarding stock-based awards under BancGroup’s Long-Term Incentive Plan (the “LTIP”), including awards made to executive officers. References to actions of the Committee prior to January 15, 2003, were actually made by the Subcommittee.

In 2003, John C.H. Miller, Jr. and John Ed Mathison received employment-related compensation from BancGroup, and the law firm of which Mr. Miller is a partner received legal fees from BancGroup. See “Executive Compensation Committee Interlocks and Insider Participation” and “Executive Compensation—Director Compensation.”

In response to proposed changes in listing standards by the NYSE which require independence (as that term is defined by the NYSE) of compensation committee members, John C.H. Miller, Jr. and John Ed Mathison resigned from the Committee. Simuel Sippial was named Chairman of the Committee and Director Robert S. Craft was appointed to the Committee on January 15, 2003. Further, on January 15, 2003, the Subcommittee, which had existed during previous years was dissolved. Mr. Craft and Ms. Roper ceased to serve on this committee on January 21, 2004. The Committee retains responsibility for the functions previously performed by the Subcommittee.

Compensation Principles

Executive compensation in 2003 was determined in accordance with five principles: (1) BancGroup’s financial performance, both in terms of the attainment of short-term and long-term goals; (2) the competitiveness of executive compensation with BancGroup’s peers; (3) the encouragement of stock ownership by executive officers; (4) the individual performance of each executive officer; and (5) recommendations of the Chief Executive Officer regarding all executive officers other than himself. No disproportionate weight was assigned to any individual principle.

Total Cash Compensation

Cash compensation consists of an annual salary established at the beginning of the fiscal year and a year-end bonus described further below. In setting compensation for the 2003 fiscal year, the Committee reviewed the compensation paid by a peer group of 56 bank holding companies which, as of June 30, 2002, had total assets greater than $10.0 billion each, which is a category designated by the Board of Governors of the Federal Reserve System as Peer Group 1. A total of 64 bank holding companies were in this category, but compensation information on eight companies was not available. BancGroup had total assets of $16.3 billion at year-end 2003.

The Committee approved the salary of each executive officer who reports directly to the Chief Executive Officer of BancGroup for 2003 in early-February 2003. The salaries paid to such executive officers in the peer group companies were analyzed in terms of (1) return on average assets, (2) return on average equity, (3) nonperforming assets, and (4) stock performance within ranges comparable to the same performance criteria for BancGroup. These criteria reflect how well such executive officers perform for the benefit of stockholders.

The Committee accorded equal weight to the performance criteria in assessing the performance of BancGroup and in making the comparisons with the peer group. The Committee did not recommend compensation levels based upon a formula, but, rather, after reviewing the factors outlined above and receiving recommendations of the Chief Executive Officer for each person reviewed, other than the Chief Executive Officer, the Committee established salaries for 2003 that, in its subjective judgment, were fair in terms of BancGroup’s performance in comparison with the peer group, the responsibilities performed by the executive within BancGroup and the level of compensation paid to comparable executives in the peer group companies.

Compensation for Chief Executive Officer

The Committee evaluated the salary of the Chief Executive Officer on the basis of the same criteria used to evaluate salaries of other executive officers. The Committee’s determination of an appropriate level of compensation for the Chief Executive Officer was thus based on a comparison of BancGroup’s performance with the performance of the peer group, the Chief Executive Officer’s responsibilities within BancGroup, and the compensation paid to chief executive officers within the peer group. In light of this evaluation, the Committee did not increase the Chief Executive Officer’s salary for 2003.

Cash Bonuses

At the end of 2003, the Committee approved cash bonuses to BancGroup’s executive officers that report directly to the Chief Executive Officer as follows: $100,000 to W. Flake Oakley, $100,000 to Sarah H. Moore and $100,000 to Caryn Cope. The Committee based these awards upon the recommendations of the Chief Executive Officer. The Committee also approved a cash bonus of $30,000 to Tanya A. Mayne based upon the recommendation of the President.

In January 2000, the Board approved the Management Incentive Plan of The Colonial BancGroup, Inc. (the “MIP”) for the purpose of providing short-term, performance-based cash bonus opportunities to BancGroup’s executive officers. In December 2002, the Subcommittee selected the Chief Executive Officer to participate in the MIP in 2003 and subsequently, the Committee developed a payout matrix upon which the Chief Executive Officer’s bonus under the MIP would be based. Under the payout matrix established by the Committee, the Chief Executive Officer was eligible to receive a bonus ranging from zero to 100% of his base salary depending upon BancGroup’s performance with respect to four business criteria: return on average assets, return on average equity, earnings per share, and nonperforming assets. At a meeting held on February 13, 2004, the Committee reviewed BancGroup’s 2003 performance with respect to these measures and certified that the Chief Executive Officer was entitled to receive a cash bonus for 2003 in an amount equal to $613,181.

Stock Bonuses and Stock Options

In March 2000, the Subcommittee awarded the Chief Executive Officer 125,000 shares of restricted stock under BancGroup’s Stock Bonus and Retention Plan. The vesting of 62,500 of these shares was made contingent upon BancGroup’s Common Stock price reaching a certain level within five years of the date the shares were granted, while the vesting of the remaining 62,500 shares of restricted stock was made contingent upon the level of BancGroup’s return on average assets, return on average equity, earnings per share, and nonperforming assets. At its meeting held on February 13, 2004, the Committee certified the vesting of the 62,500 shares with price-based vesting in December 2003, and certified that 1,466 shares of restricted stock vested as a result of BancGroup’s performance in 2003 with respect to the four financial measures.

At its March 2000 meeting, the Committee also awarded to the Chief Executive Officer 200,000 nonqualified stock options, half of which vest over a five year period and the other half vest if BancGroup’s Common Stock price reach a certain level within five years of the date the options were granted. At its meeting held on February 13, 2004, the Committee certified that the price-contingent options vested in December 2003.

In addition, in March 2001, the Committee awarded the Chief Executive Officer 75,000 shares of restricted stock under BancGroup’s Stock Bonus and Retention Plan. The vesting of 37,500 of these shares was made contingent upon BancGroup’s Common Stock price reaching a certain level within five years of the date the shares were granted, while the vesting of the remaining 37,500 shares of restricted stock was made contingent upon the level of BancGroup’s return on average assets, return on average equity, earnings per share, and nonperforming assets. At its meeting held on February 13, 2004, the Committee certified that 866 shares of restricted stock vested as a result of BancGroup’s performance in 2003 with respect to these four financial measures.

In March 2003, the Committee approved an award to Ms. Mayne of 15,000 non-qualified stock options. In December 2003, the Committee approved awards of a combination of non-qualified and incentive stock options under the LTIP to Mr. Oakley, Ms. Moore, and Ms. Cope for 10,000 shares each. The Committee based these awards upon recommendations of the Chief Executive Officer. In December of 2003, the Committee also awarded 5,000 incentive stock options to Ms. Mayne based upon the recommendation of the President.

This foregoing report is submitted by the Committee.

Simuel Sippial, Chairman

Milton E. McGregor

Joe D. Mussafer

ASSUMES $100 INVESTED ON DECEMBER 31, 1998

ASSUMES DIVIDENDS REINVESTED

FISCAL YEAR ENDED DECEMBER 31, 2003

Neither the foregoing graph nor the Personnel and Compensation Committee Report given above is to be deemed to be incorporated by reference into any past or subsequent filings by BancGroup under the Securities Act of 1933 or the Securities Exchange Act of 1934.

AUDIT COMMITTEE REPORT

The Audit Committee of BancGroup consists of Lewis E. Beville, Chairman, William Britton, Jerry J. Chesser, William E. Powell, Frances E. Roper and Simuel Sippial. The members of the Audit Committee satisfy the independence (as defined by Section 303.01(B)(2)(a) and (b) of the NYSE’s listing standards) and experience requirements of the NYSE and the applicable rules and regulations promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002. Mr. Beville has been determined to qualify as an “audit committee financial expert” as that term has been defined by SEC rules and regulations.

The Audit Committee has adopted a charter. The Audit Committee reviews its charter for adequacy on an annual basis. In accordance with its charter, the Audit Committee met four times in 2003. The Audit Committee has reviewed BancGroup’s audited financial statements with management to determine whether such statements were consistent with BancGroup’s audit policy and whether BancGroup’s internal controls were adequate for the preparation of the financial statements.

The Audit Committee also reviewed with management and BancGroup’s independent auditor the quarterly financial statements of BancGroup prior to the filing of BancGroup’s Quarterly Reports on Form 10-Q in 2003.

One of the Audit Committee’s responsibilities is to recommend to the BancGroup’s Board of Directors an independent auditor. The Audit Committee has recommended PricewaterhouseCoopers LLP as BancGroup’s independent auditor for 2004 (See “Relationship with Independent Public Accountant”).

In making its recommendation for 2004, the Audit Committee considered the fees paid to PricewaterhouseCoopers LLP in relation to the services PricewaterhouseCoopers LLP provided and the compatibility of any non-audit services that PricewaterhouseCoopers LLP provided to BancGroup with PricewaterhouseCoopers LLP’s status as its independent auditor. See “Relationship with Independent Public Accountant — Audit Fees” for more information regarding fees paid to PricewaterhouseCoopers LLP during 2003.

The Audit Committee reviews allowable non-audit services that are proposed to be provided by Pricewaterhouse Coopers LLP and approves such if it determines that such services are not incompatible with maintaining PricewaterhouseCoopers LLP’s independence.

This foregoing report is submitted by the Committee.

Lewis E. Beville, Chairman

William Britton

Jerry J. Chesser

William E. Powell

Frances E. Roper

Simuel Sippial

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANT

Selection

BancGroup has selected the firm of PricewaterhouseCoopers LLP to act as its independent public accountant for 2004. It is expected that representatives of this firm will be present at the Annual Meeting and will have an opportunity to make a statement to, and to answer questions from, stockholders.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2003 and 2002, were:

	2003	Percentage	2002	Percentage
Audit	$587,000	65%	$511,000	50%
Audit Related	45,000	5%	40,000	4%
Tax	268,000	30%	302,000	29%
All Other	—	—%	172,000	17%

Total	$900,000	100%	$1,025,000	100%

The Audit fees for the years ended December 31, 2003 and 2002, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company, statutory and subsidiary audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC.

The Audit Related fees for the years ended December 31, 2003 and 2002, respectively, were for assurance and related services related to employee benefit plan audits, and consultations concerning financial accounting and reporting standards.

Tax fees for the years ended December 31, 2003 and 2002, respectively, were for services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice, advice related to mergers and acquisitions, tax services for employee benefit plans, and requests for rulings or technical advice from tax authorities.

No fees were received by PricewaterhouseCoopers LLP for items which would have been classified as All Other fees as of the year ended December 31, 2003. Fees received as of the year ended December 31, 2002, were for services rendered in connection with the outsourcing of internal audit activities.

Compatibility of Fees

BancGroup’s Audit Committee has considered the provision of non-audit services by PricewaterhouseCoopers LLP and the fees paid to PricewaterhouseCoopers LLP for such services, and believes that the provision of such services and their fees are compatible with maintaining PricewaterhouseCoopers LLP’s independence (See “Audit Committee Report”).

BYLAW PROVISIONS REGARDING CONDUCT OF STOCKHOLDERS’ MEETINGS

BancGroup’s bylaws contain two provisions relating to the conduct of stockholders’ meetings. The first provision requires that certain procedures be followed by a stockholder of record who wishes to present business at the annual meeting of stockholders, including the nomination of candidates for election as directors. In order to nominate a person for election as a director or to present other business at a meeting, a stockholder must provide written notice thereof to the Secretary of BancGroup not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting, provided that, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

As it relates to director nominations, the written notice must state all information as to each nominee required to be disclosed in solicitations of proxies for election of directors under SEC regulations, including the written consent of each such nominee. As for any other business that the stockholder proposes to bring before the meeting, the written notice must contain a brief description of the business, the reasons for conducting the business at the meeting and any material interest in such business of such stockholder. The notice must also contain the name and address of such stockholder and the class and number of shares of BancGroup owned beneficially and of record, as well as the same information for each beneficial owner who may be nominated for election as a director.

The Board is not required to nominate a person designated by a stockholder or to take up such other business as may be contained in a written notice from a stockholder; however, compliance with this procedure would permit a stockholder to nominate the individual at the stockholders’ meeting, and any stockholder may vote shares in person or by proxy for any individual such stockholder desires. The procedures relating to nominating directors and presenting other business at a stockholders’ meeting may only be used by a stockholder who is a stockholder of record at the time of the giving of the notice by the stockholder to the secretary of BancGroup. The procedures do not prohibit or apply to stockholder proposals under SEC Rule 14a-8 as described at “Proposals of Stockholders.”

The second provision of BancGroup’s bylaws relates to the conduct of the business at a stockholders’ meeting. Under that provision, the Board has the authority to adopt rules for the conduct of meetings, and, unless inconsistent with any such rules, the Chairman of the meeting may prescribe such rules, regulations and procedures as, in his judgment, are appropriate for the proper conduct of the meeting.

PROPOSALS OF STOCKHOLDERS

Subject to certain rules of the SEC, proposals by stockholders intended to be presented at BancGroup’s 2005 annual meeting of stockholders must be received at BancGroup’s principal executive offices not less than 120 calendar days in advance of March 18, 2005 (November 18, 2004), for inclusion in the proxy or information statement relating to the 2004 annual meeting.

OTHER MATTERS

BancGroup does not know of any matters to be presented for action at the meeting other than those listed in the notice of the meeting and referred to herein.

BancGroup will furnish stockholders, upon written request and payment of a reasonable fee for copying charges, copies of the exhibits to its annual report on Form 10-K filed with the SEC for the year ended December 31, 2003. Requests should be made to:

The Colonial BancGroup, Inc.

Attn: Glenda Allred

Post Office Box 1108

Montgomery, Alabama 36101-1108

PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, IF YOUR PROXY CARD CONTAINS INSTRUCTIONS REGARDING DELIVERING YOUR PROXY VIA TELEPHONE OR THE INTERNET, YOU MAY FOLLOW THOSE INSTRUCTIONS.

YOU MAY REVOKE THE PROXY BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF BANCGROUP AT ANY TIME PRIOR TO THE VOTING THEREOF, BY EXECUTING AND SUBMITTING A LATER DATED PROXY BEFORE THE MEETING, OR IF YOU VOTE ELECTRONICALLY, THEN BEFORE 11:59 P.M. EASTERN TIME ON APRIL 20, 2004, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

APPENDIX A

AUDIT COMMITTEE CHARTER

The Audit Committee of The Colonial BancGroup, Inc. (the “Company”) is appointed by the Board to assist board oversight of (1) the integrity of the company’s financial statements, (2) the company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the company’s internal audit function and independent auditors.

The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Chief Executive Officer.

The Audit Committee shall have the authority to retain special legal, accounting, or other consultants to advise the Committee. The Audit Committee will be appropriately funded to meet its duties. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.	Meet at least four times in each fiscal year. A meeting will be deemed an official meeting if a quorum is in attendance. At present, this means that at least four of the six external directors of The Colonial BancGroup, Inc. are in attendance.

3.	Review the annual audited financial statements with management, including

(i)	major issues regarding accounting and auditing principles and practices,

(ii)	compliance with the Company’s audit policy, and

(iii)	the adequacy of internal controls that could significantly affect the Company’s financial statements.

4.	Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

5.	Review with management and the independent auditor the Company’s quarterly financial statements prior to the filing of quarterly reports on Form 10-Q.

6.	Discuss the company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

7.	Discuss the company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

8.	Discuss policies with respect to risk assessment and risk management.

9.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

10.	Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

11.	Review and approve the fees to be paid to the independent auditor, for both audit and allowable non-audit services.

12.	Receive periodic reports from the independent auditor regarding the auditor’s independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

13.	At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the company.

14.	Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

15.	Set clear hiring policies for employees or former employees of the independent auditors.

16.	Review the appointment and replacement of a General Auditor and review annually the performance of the Company’s internal audit function.

17.	Review the significant reports to management prepared by the internal auditing department, the internal loan review department and any other departments performing controls monitoring activities; review management’s responses to those reports.

18.	Make recommendations to management regarding outsourcing of internal audit services.

19.	If internal audit services are outsourced, annually review the proposed scope of internal audit services, schedule, audit plan and related fees presented by the General Auditor and the outsourcing firm.

20.	Review annually the performance of any such outsourcing firm.

21.	Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

22.	Obtain from the independent auditor representation that its audit procedures and communications are in compliance with the requirements of Section 10A of the Private Securities Litigation Reform Act of 1995.

23.	Obtain reports from management and the Company’s General Auditor that the Company’s subsidiary affiliated entities are in material conformity with applicable legal requirements and the material provisions of the Company’s employee conduct policies.

24.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

25.	Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

(a)	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

(b)	Any changes required in the planned scope of the internal audit.

(c)	The internal audit department responsibilities, budget and staffing.

26.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

27.	Review and advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

28.	Review with the Company’s counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

29.	Meet quarterly with the Chief Financial Officer, the General Auditor and the independent auditor in separate executive sessions.

30.	Perform such additional oversight functions relating to the Company’s audit process as may be requested from time to time by the Board.

31.	Establish procedures for the confidential receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

32.	Ensure that a code of ethics is in effect for the board of directors, executive and financial officers, and employees.

33.	Conduct an annual performance evaluation of the audit committee.

34.	Report regularly to the board of directors.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These duties are the responsibility of management and/or the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

APPENDIX B

THE COLONIAL BANCGROUP, INC.

PERSONNEL AND COMPENSATION COMMITTEE CHARTER

Purpose

The purposes of the Personnel and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of The Colonial BancGroup, Inc. (the “Company”) shall be to discharge the Board’s responsibilities in matters relating to executive compensation and administration of the Company’s incentive compensation and equity-based plans and to annually produce a report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

Membership

The Committee shall consist of no fewer than three members of the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange and any additional requirements that the Board deems appropriate. Members of the Committee shall also qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall satisfy any other necessary standards of independence under the federal securities and tax laws.

Members of the Committee shall be appointed by the Board upon the recommendation of the Nominating and Corporate Governance Committee and may be replaced by the Board.

The Board shall designate a chairperson of the Committee, but if the Board does not designate a chairperson, the members of the Committee, by a majority vote, may elect a chairperson.

Meetings and Procedures

The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities as set forth herein.

The chairperson of the Committee or a majority of the members of the Committee may call a special meeting of the Committee.

A majority of the members of the Committee will constitute a quorum for purposes of transacting business.

The Committee, in its discretion, may invite members of management and others to attend its meetings (or portions thereof) and provide pertinent information as necessary and appropriate.

Meeting agendas and appropriate briefing materials will be prepared and provided in advance to members of the Committee.

Following each of its meetings, the Committee shall deliver a report to the Board, including a description of all actions taken by the Committee at the meeting.

The Committee shall keep written minutes of its meetings, which will be maintained with the books and records of the Company.

The Committee may form and delegate authority to one or more subcommittees as it deems appropriate.

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Duties and Responsibilities

Following are the principal duties and responsibilities of the Committee:

1.	In consultation with senior management, to establish the Company’s general compensation philosophy and oversee the development and implementation of compensation, benefit, and perquisite programs.

2.	To review and approve corporate goals and objectives relevant to the compensation of the Company’s CEO, evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation level based on that evaluation. In determining the long-term incentive component of the CEO’s compensation, the Committee will consider the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Company’s CEO in past years.

3.	To review and approve the evaluation process and compensation for those executive officers of the Company that report directly to the CEO (the “Other Executive Officers”). The Committee shall evaluate the performance of the Other Executive Officers and shall approve the annual compensation, including salary, bonus, incentive and equity compensation, for the Other Executive Officers.

4.	To make recommendations to the Board with respect to incentive compensation plans and equity-based plans.

5.	To discharge any responsibilities imposed on the Committee under any of the Company’s compensation plans or programs.

6.	To oversee the Company’s compliance with regulations regarding compensation matters and with its policies on structuring compensation programs to preserve tax deductibility and, as necessary, to establish performance goals and certify that performance goals have been obtained for purposes of Section 162(m) of the Internal Revenue Code.

7.	To review and approve any severance or termination arrangements to be made with any executive officer of the Company.

8.	To annually draft and approve the Executive Compensation Committee Report included in the Company’s proxy statement in accordance with applicable rules and regulations of the SEC.

Annual Performance Evaluation and Charter Review

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which compares the Committee’s performance with the requirements of this Charter. The performance evaluation shall be conducted in such manner as the Committee deems desirable or appropriate. The report to the Board may take the form of an oral report by the Chairperson of the Committee or by any other member of the Committee designated by the Committee or the Chairperson to make such report.

Resources and Authority

In carrying out its responsibilities, the Committee shall have the resources and authority it may deem desirable or appropriate to discharge its duties and responsibilities, including the authority to obtain advice or assistance from internal or external legal, human resource, accounting or other experts, advisors or consultants as it deems desirable or appropriate, without seeking approval of the Board or management. The Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or Other Executive Officer compensation and to approve any such consultant’s fees and other retention terms. The Committee may consult with management regarding the retention, compensation and termination of any such compensation consultant but may not delegate the ultimate authority for any such responsibilities.

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APPENDIX C

THE COLONIAL BANCGROUP, INC.

NOMINATING AND CORPORATE GOVERNANCE

COMMITTEE CHARTER

Purpose

The Nominating and Corporate Governance Committee is appointed by the Board (1) to assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for the next annual meeting of shareholders; (2) to recommend to the Board the Corporate Governance Guidelines applicable to the Company; and (3) to lead the Board in its annual review of the Board’s and Management’s performance.

Committee Membership

The Nominating and Corporate Governance Committee shall consist of at least three directors, all of whom shall meet the independence requirements of New York Stock Exchange (the “NYSE”), or such requirements of any exchange or market system with which the Company’s securities are listed.

The members of the Nominating and Corporate Governance Committee shall be appointed, removed and replaced by the Board.

Committee Authority and Responsibilities

1.	The Nominating and Corporate Governance Committee shall identify and recommend candidates for addition to the Board of Directors and shall perform appropriate due diligence on potential candidates to ensure that such candidates meet the standards established by law, regulation, rules of the NYSE and the Board of Directors.

2.	The Nominating and Corporate Governance Committee may choose to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The Nominating and Corporate Governance Committee shall also have authority to obtain advice and assistance from internal or external advisors in the execution of its duties.

3.	The Nominating and Corporate Governance Committee shall actively seek individuals qualified to become board members for recommendation to the Board.

4.	The Nominating and Corporate Governance Committee shall annually identify and recommend candidates to the Board to serve on the Asset/Liability Committee, the Audit Committee, the Executive Committee and the Personnel and Compensation Committee.

5.	The Nominating and Corporate Governance Committee shall determine the form and amount of compensation for non-employee directors for service on the Board and its various committees.

6.	The Nominating and Corporate Governance Committee shall receive comments from all directors and report annually to the Board with an assessment of the Board’s performance, to be discussed with the full Board following the end of each fiscal year.

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7.	The Nominating and Corporate Governance Committee shall review and reassess the adequacy of the Corporate Governance Guidelines of the Company and recommend any proposed changes to the Board for approval.

8.	The Nominating and Corporate Governance Committee may form and delegate authority to subcommittees when appropriate.

9.	The Nominating and Corporate Governance Committee shall make regular reports to the Board.

10.	The Nominating and Corporate Governance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Nominating and Corporate Governance Committee shall annually review its own performance.

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PROXY

SOLICITED BY THE BOARD OF DIRECTORS

THE COLONIAL BANCGROUP, INC.

Annual Meeting of Stockholders

April 21, 2004

The undersigned hereby appoints Robert E. Lowder and Joe D. Mussafer, and either of them, or such other persons as the Board of Directors of The Colonial BancGroup, Inc. (“BancGroup”) may designate, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock, par value $2.50 per share, of BancGroup (the “Common Stock”) which the undersigned would be entitled to vote at the annual meeting of stockholders to be held on April 21, 2004, and at any and all adjournments thereof. The proxies, in their discretion, are further authorized to vote (i) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, and (ii) on any other matter that may properly come before the meeting, including matters incident to the conduct of the meeting.

(Continued and to be signed on reverse side.)

	FOR all nominees listed except as marked to the contrary	WITHHOLD authority to vote for all nominees
1. To elect the following Directors for terms expiring in 2007:	☐	☐

(01) Robert S. Craft (05) Robert E. Lowder (02) Hubert L. Harris, Jr. (06) John C.H. Miller, Jr. (03) Clinton O. Holdbrooks (07) James W. Rane (04) Harold D. King	PLEASE MARK ONE OF THE BOXES ON THE PROPOSAL ABOVE TO REFLECT YOUR VOTE.
INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE ABOVE LIST.	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN,THIS PROXY WILL BE VOTED FOR THE PERSONS NAMED IN PROPOSAL 1 ABOVE.
PLEASE SIGN AND DATE THIS PROXY.

Signature(s)                                                           Phone No:
Dated:                                                         , 2004

Please sign exactly as your name appears on this card. Agents, executors, administrators, guardians, and trustees must give full title as such. Corporations should sign by their President or authorized officer.

X

Please mark

your votes as indicated in this example

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

THE COLONIAL BANCGROUP, INC.

Annual Meeting of Stockholders

April 21, 2004

The undersigned hereby appoints Robert E. Lowder and Joe D. Mussafer, and either of them, or such other persons as the Board of Directors of The Colonial BancGroup, Inc. (“BancGroup”) may designate, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock, par value $2.50 per share, of BancGroup (the “Common Stock”) which the undersigned would be entitled to vote at the annual meeting of stockholders to be held on April 21, 2004, and at any and all adjournments thereof. The proxies, in their discretion, are further authorized to vote (i) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, and (ii) on any other matter that may properly come before the meeting, including matters incident to the conduct of the meeting.

(Continued and to be signed on reverse side.)

—  —  —  —  —  —  —  —  —  —  —  —  —   —  —  —  —  —  —  —  —  —  —  —  —  —
—  —  —  —  —

Ù  FOLD AND DETACH HERE  Ù

Please mark

your votes as

indicated in this example.

	FOR all nominees listed except as marked to the contrary	WITHHOLD authority to vote for all nominees
1. To elect the following Directors for terms expiring in 2007:	☐	☐

(01) Robert S. Craft (05) Robert E. Lowder (02) Hubert L. Harris, Jr. (06) John C.H. Miller, Jr. (03) Clinton O. Holdbrooks (07) James W. Rane (04) Harold D. King	PLEASE MARK ONE OF THE BOXES ON THE PROPOSAL ABOVE TO REFLECT YOUR VOTE.
INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE ABOVE LIST.	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PERSONS NAMED IN PROPOSAL 1 ABOVE.
PLEASE SIGN AND DATE THIS PROXY.

Signature(s)                                                                       Phone No:
Dated:                                                                     , 2004

Please sign exactly as your name appears on this card. Agents, executors, administrators, guardians, and trustees must give full title as such. Corporations should sign by their President or authorized officer.

—  —  —  —  —  —  —  —  —  —  —  —  —   —  —  —  —  —  —  —  —  —  —  —  —  —
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DETACH CARD

Ù  Please detach proxy at perforation before mailing.  Ù

YOU MAY VOTE BY TELEPHONE OR THE INTERNET.

If you are voting by telephone or the internet, please do not mail your proxy.

(    VOTE BY TELEPHONE    (

Call Toll-Free using a Touch-Tone phone

1-800-542-1160

VOTE BY INTERNET

Access the Website and cast your vote

http://www.votefast.com

VOTE BY MAIL

Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week!

Your telephone or internet vote must be received by 11:59 p.m. eastern daylight time on April 20, 2004 to be counted in the final tabulation.

YOUR CONTROL NUMBER IS

Vote by Telephone

Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a touch-tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote by Internet

Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

To Change Your Vote

Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent internet vote will change your vote. The last vote received before 11:59 p.m. eastern daylight time, April 20, 2004 will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.

X